UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/01/2012

CDI Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

(Address of principal executive offices, including zip code)

(215) 569-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of CDI Corp. (“CDI” or the “Company”) approved the following grants of equity awards to executive officers:

	Stock Options	Performance Shares
Paulett Eberhart	50,195	26,785
Robert Larney	15,383	8,208
Philip Clark	15,383	8,208
Brian Short	12,144	6,480

The non-qualified stock options (a) have an exercise price equal to the fair market value of CDI common stock (“CDI Stock”) at the close of business on the date of grant ($17.36 per share), (b) vest 20% on March 1, 2013 and 20% on each of the first four anniversaries of March 1, 2013, and (c) have a seven-year term.

The performance shares entitle each recipient to earn shares of CDI Stock based on the Company’s achievement of annual financial objectives during the five calendar years from 2012 through 2016. The applicable financial objectives are based on CDI’s annual operating income, and up to 20% of the total performance shares awarded may be earned based on the Company’s achievement of the operating income target for that year. For achievement of 90.0-94.9% of the target for a given year, the recipient would earn 20% of the possible shares of CDI Stock for that year. For achievement of 95.0-99.9% of the target for a given year, the recipient would earn 50% of the possible shares of CDI Stock for that year. No shares of CDI Stock would be earned for a year in which the Company’s operating income was less than 90% of the target level. The maximum number of shares of CDI Stock which could be earned equals the number of performance shares granted. With respect to any shares of CDI Stock which are earned, the recipient will be credited with that number of additional whole shares of CDI Stock that can be purchased (based on the fair market value of CDI Stock on the date that the Committee approves the calculation of the Company’s operating income for the preceding year) with the sum of the dividends that would have been paid with respect to an equal number of shares of CDI Stock between the grant date and the date of such Committee approval.

Attached as Exhibits 10.1 and 10.2 are the forms of award agreements for the equity awards in the table above. The foregoing summary of the material terms of the awards is qualified in all respects by reference to the terms of the equity awards set forth in the attached exhibits.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1 - Form of Non-Qualified Option Agreement

Exhibit 10.2 - Form of Performance Shares Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: November 07, 2012	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel